Exhibit 99.1

Media and Investor contact:

Chris Bona

312.292.5052

investorinfo@ryerson.com

Ryerson Announces Third Quarter 2014 Results

Continued benefits from corporate transformation

(Chicago, IL – November 12, 2014) – Ryerson Holding Corporation (NYSE: RYI), a leading distributor and processor of metals, today reported results for the third quarter of 2014.

Revenues for the third quarter of 2014 were $948 million, an increase of 10.2 percent year-over-year and 1.8 percent sequentially. The quarter benefited from higher average selling prices, which were up 3.9 percent from the second quarter of 2014 and 10.4 percent from the third quarter of 2013 primarily as a result of a favorable shift in the company’s product mix.

Adjusted EBITDA, excluding LIFO of $62.2 million in the third quarter of 2014, was essentially unchanged, sequentially, and up 48 percent year-over-year. A reconciliation of net income attributable to Ryerson Holding Corporation to Adjusted EBITDA, excluding LIFO, is included in this news release.

Gross margin was 15.8 percent for the third quarter of 2014, compared to 18.0 percent in the third quarter of 2013, and 16.6 percent in the second quarter of 2014. Excluding LIFO, gross margin was 17.8 percent, compared to 16.9 percent in the year-ago quarter and 18.0 percent in the prior quarter. LIFO expense of $19.1 million was included in cost of materials sold for the third quarter of 2014, compared with a $13.7 million expense in the second quarter of 2014 and LIFO income of $9.5 million in the third quarter of 2013. A reconciliation of gross margin, excluding LIFO to gross margin, is included below in this news release.

Warehousing, delivery, selling, general and administrative expense was up $33.9 million, or 28 percent, sequentially and year-over-year, due to expenses associated with the Initial Public Offering (IPO) completed in the third quarter. Excluding a $25.0 million charge to terminate the advisory services agreement with Platinum Equity and $7.7 million of compensation expense associated with the IPO, expenses were up 1 percent sequentially and year-over-year.

Ryerson reported a net loss attributable to Ryerson Holding Corporation of $34.7 million, or a loss of $1.26 per share, in the third quarter of 2014, compared to net income attributable to Ryerson Holding Corporation of $2.6 million, or $0.13 per share, in the second quarter of 2014 and $3.0 million, or $0.14 per share, in the third quarter of 2013. In addition to the $32.7 million of IPO-related expenses noted above, the third quarter of 2014 included a $11.2 million expense related to the premium paid to redeem a portion of the 11.25 percent Senior Notes due 2018, and a $1.2 million non-cash charge to write-off unamortized debt issuance costs related to the Note redemption. Excluding the IPO-related and debt redemption expenses, net of income taxes, net income attributable to Ryerson Holding Corporation was $2.6 million, or $0.09 per share, in the third quarter of 2014. A reconciliation of expenses, net income, and earnings per share, excluding IPO-related and debt redemption expenses to their comparable GAAP financial measure is included in this earnings release.

“We are pleased with the 48 percent year-over-year gain in Adjusted EBITDA, excluding LIFO – our fifth consecutive quarter of year-over-year improvement in this important metric,” said Mike Arnold, Ryerson’s president and chief executive officer. “And, we held Adjusted EBITDA, excluding LIFO, essentially unchanged on a sequential basis, despite the typical seasonal slowdown relative to the second quarter, mid-quarter slowing in pricing momentum, and margin pressure driven by increasing import levels and wide spreads between domestic and imported metal prices.”

Nine Month Performance

For the first nine months of 2014, revenues of $2.8 billion increased 3.6 percent from the first nine months of 2013. Ryerson reported a net loss attributable to Ryerson Holding Corporation of $30.5 million, or a loss of $1.31 per share, compared to net income attributable to Ryerson Holding Corporation of $9.1 million, or $0.43 per share, in the year-ago period. Excluding the IPO-related and debt redemption expenses, net of taxes, net income attributable to Ryerson Holding Corporation was $6.8 million, or $0.29 per share, for the first nine months of 2014. Adjusted EBITDA, excluding LIFO increased to $177 million in the first nine months of 2014, up 38 percent year-over-year.

Pension Contributions

Ryerson expects to contribute $55 million to the company’s pension plans in 2014. This is a reduction of $11 million from the company’s previous estimate due to funding relief provided under the Highway and Transportation Funding Act of 2014. Ryerson’s 2015 pension contributions are expected to be approximately $43 million.

Initial Public Offering

On August 8, 2014, Ryerson’s initial public offering raised $121 million, pricing 11 million shares at $11.00 per share. Use of the IPO proceeds included the redemption of $99.5 million principal amount of its 11.25 percent Senior Notes due 2018.

Third Quarter 2014 Business Metrics

	Third Quarter 2014	Second Quarter 2014	Third Quarter 2013	Sequential Quarter Change	Year-Over-Year Change
Tons shipped (in thousands)	518	529	519	-2.1%	-0.2%

Average selling price/ton	$1,830	$1,761	$1,657	3.9%	10.4%
Average cost/ton	1,541	1,469	1,358	4.9%	13.5%
Average cost/ton, excluding LIFO	1,504	1,443	1,376	4.2%	9.3%

Third Quarter 2014 Major Product Metrics

	Tons Shipped (tons in thousands)					Average Selling Price per Ton Shipped
	Third Quarter 2014 Tons Shipped	Second Quarter 2014 Tons Shipped	Third Quarter 2013 Tons Shipped	Sequential Quarter Change	Year- Over-Year Change	Sequential Quarter Change	Year-Over-Year Change
Carbon steel	403	413	411	-2.4%	-1.9%	1.4%	9.1%
Aluminum	51	49	46	4.1%	10.9%	2.5%	-0.7%
Stainless Steel	61	64	57	-4.7%	7.0%	8.2%	11.2%

	Net Sales (dollars in millions)
	Third Quarter 2014 Net Sales	Second Quarter 2014 Net Sales	Third Quarter Net 2013 Sales	Sequential Quarter Change	Year-Over-Year Change
Carbon steel	$488	$493	$456	-1.0%	7.0%
Aluminum	208	195	189	6.7%	10.1%
Stainless Steel	232	225	195	3.1%	19.0%

Nine Months Ended September 30, 2014 Business Metrics

	2014	2013	Year-Over-Year Change
Tons Shipped (in thousands)	1,553	1,559	-0.4%

Average selling price/ton	$1,773	$1,705	4.0%
Average cost/ton	1,482	1,404	5.6%
Average cost/ton, excluding LIFO	1,455	1,421	2.4%

Nine Months Ended September 30, 2014 Major Product Metrics

	Tons Shipped (tons in thousands)			Average Selling Price per Ton Shipped
	2014 Tons Shipped	2013 Tons Shipped	Year-Over-Year Change	Year-Over-Year Change
Carbon steel	1,214	1,231	-1.4%	5.3%
Aluminum	146	140	4.3%	-2.1%
Stainless steel	185	178	3.9%	2.0%

	Net Sales (dollars in millions)
	2014 Net Sales	2013 Net Sales	Year-Over-Year Change
Carbon steel	$1,457	$1,403	3.8%
Aluminum	582	570	2.1%
Stainless steel	655	618	6.0%

Nine Months Ended September 30, 2014

Tons Shipped Year-Over-Year Change
U.S.	2.5%
Non-U.S.	-14.5%

Earnings Call Information

The company will host a conference call to discuss third quarter 2014 results on Thursday, November 13 at 10 a.m. Eastern Standard Time. Participants may access the conference call by dialing (888) 481-2845 and using conference ID 7508210. The call will also be broadcast live in the Investor Relations section of the company’s Internet site, ir.ryerson.com. A replay will be available on the site for 90 days.

About Ryerson

Ryerson is a processor and distributor of metals with operations in the United States, Mexico, Canada, China and Brazil. The company serves several industries including oil and gas, industrial equipment, transportation equipment, heavy equipment and electrical machinery. Founded in 1842, Ryerson is headquartered in the United States and employs approximately 4,000 employees in more than 100 locations. Visit Ryerson at www.ryerson.com.

Certain statements made in this press release and other written or oral statements made by or on behalf of the company constitute “forward-looking statements” within the meaning of the federal securities laws, including statements regarding our future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future. Such statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “estimates,” “will,” “should,” “plans” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. The company cautions that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements as a result of various factors. Among the factors that significantly impact the metals distribution industry and our business are: the cyclicality of our business; the highly competitive and fragmented market in which we operate; fluctuating metal prices; our substantial indebtedness and the covenants in instruments governing such indebtedness; the integration of acquired operations; regulatory and other operational risks associated with our operations located inside and outside of the United States; work stoppages; obligations regarding certain employee retirement benefit plans; the ownership of a majority of our equity securities by a single investor group; currency fluctuations; and consolidation in the metals producer industry. Forward-looking statements should, therefore, be considered in light of various factors, including those set forth above and those set forth under “Risk Factors” in our prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on August 8, 2014, and in the our other filings with the Securities and Exchange Commission. Moreover, we caution against placing undue reliance on these statements, which speak only as of the date they were made. The company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events or circumstances, new information or otherwise.

RYERSON HOLDING CORPORATION AND SUBSIDIARY COMPANIES

Selected Income and Cash Flow Data - Unaudited

(Dollars and Shares in Millions, except Per Share and Per Ton Data)

	2014		2013	Nine Months Ended September 30,
	Third Quarter	Second Quarter	Third Quarter	2014	2013
NET SALES	$947.9	$931.5	$859.8	$2,753.8	$2,657.8

Cost of materials sold	798.4	777.1	704.7	2,302.2	2,188.4

Gross profit	149.5	154.4	155.1	451.6	469.4

Warehousing, delivery, selling, general and administrative (1)	154.1	120.2	120.2	392.1	363.2
Restructuring and other charges	—	—	—	—	2.1
Gain on sale of assets	(1.3)	—	—	(1.3)	—
Impairment charges on fixed assets and goodwill	—	—	1.1	—	8.8

OPERATING PROFIT (LOSS)	(3.3)	34.2	33.8	60.8	95.3

Other income and (expense), net (2)	(8.5)	(1.7)	(1.1)	(8.2)	2.1
Interest and other expense on debt (3)	(27.9)	(27.5)	(27.1)	(82.8)	(83.3)

INCOME (LOSS) BEFORE INCOME TAXES	(39.7)	5.0	5.6	(30.2)	14.1

Provision (benefit) for income taxes	(4.9)	2.5	2.8	0.7	5.9

NET INCOME (LOSS)	(34.8)	2.5	2.8	(30.9)	8.2

Less: Net loss attributable to noncontrolling interest	(0.1)	(0.1)	(0.2)	(0.4)	(0.9)

NET INCOME (LOSS) ATTRIBUTABLE TO RYERSON HOLDING CORPORATION	$(34.7)	$2.6	$3.0	$(30.5)	$9.1

EARNINGS (LOSS) PER SHARE

Basic and diluted	$(1.26)	$0.13	$0.14	$(1.31)	$0.43

Shares outstanding - basic and diluted	27.5	21.0	21.3	23.2	21.3

Supplemental Data :

Tons shipped (000)	518	529	519	1,553	1,559
Shipping days	64	64	64	191	191

Average selling price/ton	$1,830	$1,761	$1,657	$1,773	$1,705
Gross profit/ton	289	292	299	291	301
Operating profit/ton	(6)	65	65	39	61

LIFO expense (income)/ton	37	26	(18)	27	(17)

LIFO expense (income)	$19.1	$13.7	$(9.5)	$42.0	$(26.6)

Depreciation and amortization expense	11.6	11.6	12.0	34.0	34.7

Cash flow from operating activities	(44.2)	(15.6)	36.6	(34.7)	88.0
Capital expenditures	(5.5)	(4.8)	(6.0)	(13.7)	(16.5)

(1)	The three and nine month periods ended September 30, 2014 include a $25.0 million charge to terminate the advisory services agreement with Platinum Equity Advisors, LLC in connection with our initial public offering on August 13, 2014. The three and nine month periods ended September 30, 2014 also include the recognition of $7.7 million of transaction compensation expense associated with the initial public offering.
(2)	The three and nine month periods ended September 30, 2014 include $11.2 million of expense related to the premium paid to redeem $99.5 million of our 11.25% Senior Notes.
(3)	The three and nine month periods ended September 30, 2014 include a non-cash charge of $1.2 million to write-off unamortized debt issuance costs related to the redemption of our 11.25% Senior Notes.

See Schedule 1 for EBITDA and Adjusted EBITDA reconciliation.

See Schedule 2 for EPS reconciliation.

Schedule 1

RYERSON HOLDING CORPORATION AND SUBSIDIARY COMPANIES

Reconciliations of Net Income (Loss) Attributable to Ryerson Holding Corporation to EBITDA and Gross Profit to Gross Profit Excluding LIFO

(Dollars in Millions)

	2014		2013	Nine Months Ended
	Third Quarter	Second Quarter	Third Quarter	September 30,
				2014	2013
Net income (loss) attributable to Ryerson Holding Corporation	$(34.7)	$2.6	$3.0	$(30.5)	$9.1
Interest and other expense on debt	27.9	27.5	27.1	82.8	83.3
Provision (benefit) for income taxes	(4.9)	2.5	2.8	0.7	5.9
Depreciation and amortization expense	11.6	11.6	12.0	34.0	34.7

EBITDA	$(0.1)	$44.2	$44.9	$87.0	$133.0
Gain on sale of assets	(1.3)	—	—	(1.3)	—
Reorganization	1.7	0.4	2.1	3.1	8.5
Advisory services fee	25.8	1.2	1.3	28.3	3.8
Foreign currency transaction (gains) losses	(2.9)	2.2	1.3	(2.9)	(1.6)
Loss on retirement of debt	11.2	—	—	11.2	—
Impairment charges on fixed assets and goodwill	—	—	1.1	—	8.8
Purchase consideration and other transaction costs	8.5	0.8	1.1	10.1	2.7
Other adjustments	0.2	(0.5)	(0.2)	(0.1)	(0.5)

Adjusted EBITDA	$43.1	$48.3	$51.6	$135.4	$154.7

Adjusted EBITDA	$43.1	$48.3	$51.6	$135.4	$154.7
LIFO expense (income)	19.1	13.7	(9.5)	42.0	(26.6)

Adjusted EBITDA, excluding LIFO expense (income)	$62.2	$62.0	$42.1	$177.4	$128.1

Net sales	$947.9	$931.5	$859.8	$2,753.8	$2,657.8

Adjusted EBITDA, excluding LIFO expense (income), as a percentage of net sales	6.6%	6.7%	4.9%	6.4%	4.8%

Gross profit	$149.5	$154.4	$155.1	$451.6	$469.4
LIFO expense (income)	19.1	13.7	(9.5)	42.0	(26.6)

Gross profit, excluding LIFO expense (income)	$168.6	$168.1	$145.6	$493.6	$442.8

Gross margin, excluding LIFO expense (income)	17.8%	18.0%	16.9%	17.9%	16.7%

Note:	EBITDA represents net income before interest and other expense on debt, provision for income taxes, depreciation and amortization. Adjusted EBITDA gives further effect to, among other things, impairment charges on fixed assets and goodwill, reorganization expenses and the payment of management fees. We believe that the presentation of EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income), provides useful information to investors regarding our operational performance because they enhance an investor’s overall understanding of our core financial performance and provide a basis of comparison of results between current, past and future periods. We also disclose the metric Adjusted EBITDA, excluding LIFO expense (income), to provide a means of comparison amongst our competitors who may not use the same basis of accounting for inventories. EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income), are three of the primary metrics management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of our business without the effect of U.S. generally accepted accounting principles, or GAAP, expenses, revenues and gains (losses) that are unrelated to the day to day performance of our business. We also establish compensation programs for our executive management and regional employees that are based upon the achievement of pre-established EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income), targets. We also use EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income), to benchmark our operating performance to that of our competitors. EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income) do not represent, and should not be used as a substitute for, net income or cash flows from operations as determined in accordance with generally accepted accounting principles, and neither EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income), is necessarily an indication of whether cash flow will be sufficient to fund our cash requirements. This release also presents gross margin, excluding LIFO expense (income), which is calculated as gross profit plus LIFO expense (or minus LIFO income), divided by net sales. We have excluded LIFO expense (income) from the gross margin and Adjusted EBITDA as a percentage of net sales metrics in order to provide a means of comparison amongst our competitors who may not use the same basis of accounting for inventories as we do. Our definitions of EBITDA, Adjusted EBITDA, Adjusted EBITDA, excluding LIFO expense (income), gross margin, excluding LIFO expense (income), and Adjusted EBITDA, excluding LIFO expense (income), as a percentage of sales may differ from that of other companies.

Schedule 2

RYERSON HOLDING CORPORATION AND SUBSIDIARY COMPANIES

Reconciliation of Expenses, Net Income and Earnings per Share Excluding IPO-related and Debt Redemption Charges

(Dollars and Shares in Millions, Except Per Share Data)

	2014
	Third Quarter	Nine Months Ended September 30, 2014
Net loss attributable to Ryerson Holding Corporation	$(34.7)	$(30.5)

IPO-related and Debt Redemption Charges to Exclude:
Advisory services termination fee	$25.0	$25.0
Transaction compensation expense	7.7	7.7
Loss on retirement of debt	11.2	11.2
Write-off of unamortized debt issuance costs	1.2	1.2

Total pre-tax IPO-related and debt redemption charges	45.1	45.1
Benefit for income taxes	7.8	7.8

Total net charges	$37.3	$37.3

Net income attributable to Ryerson Holding Corporation, excluding IPO related and debt redemption charges	$2.6	$6.8

Earnings per share, excluding one-time charges	$0.09	$0.29

Shares outstanding - basic and diluted	27.5	23.2

Warehousing, delivery, selling, general and administrative expenses	$154.1	$392.1
Advisory services termination fee	25.0	25.0
Transaction compensation expense	7.7	7.7

Warehousing, delivery, selling, general and administrative expenses, excluding IPO-related expenses	$121.4	$359.4

Note:	Expenses, Net Income and Earnings per share excluding IPO-related and debt redemption charges is presented to provide a means of comparison to our prior periods that do not include IPO-related and debt redemption charges.